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                                                                    Exhibit 23.1
Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (33-55135, 33-54717, 333-56725, 333-53853, 333-67805 and 333-74661) on Form S-3,
the Registration Statement (333-81943) on Form S-4, and the Registration Statements (333-38961, 33-54301, 33-51403, 33-32429, 33-32323, 33-30171, 2-93179
and 333-50370) on Form S-8 of our report dated February 1, 2001, except for Note 6 as to which the date is March 22, 2001, with respect to the consolidated financial statements and schedule of Federal-Mogul Corporation, our report dated February 1, 2001 with respect to the consolidated statements of Federal-Mogul Ignition Company (and the Cooper Automotive Division of Cooper Industries, its predecessor), our report dated February 1, 2001 with respect to the consolidated financial statements of Federal-Mogul Products, Inc. (and the Moog Automotive Division of Cooper Industries, its predecessor), our report dated March 1, 2001 with respect to the financial statements of Federal-Mogul Aviation, Inc. (and the Aviation Division of the Cooper Automotive Division of Cooper Industries, its predecessor), our report dated March 22, 2001 with respect to the consolidated financial statements of T&N Industries, Inc. and our report dated March 22, 2001 with respect to the consolidated financial statements of Federal-Mogul Powertrain, Inc., all of which are included in Federal-Mogul Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.


/s/  Ernst & Young LLP
     Detroit, Michigan
     March 22, 2001